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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Premier Laser Systems, Inc. on Form S-1 of our report dated March 30, 1999, appearing in the prospectus, which is part of this Registration Statement, and of our report dated March 30, 1999 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                               HASKELL & WHITE LLP


Newport Beach, California
May 14, 1999